UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2014

Diamond Offshore Drilling, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13926	76-0321760
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 492-5300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On March 28, 2014, the Board of Directors (“Board”) of Diamond Offshore Drilling, Inc. (the “Company”) increased the number of directors constituting the entire Board from ten directors to eleven and appointed Kenneth I. Siegel to the Board. Mr. Siegel, who is a Senior Vice President of Loews Corporation, will receive prorated compensation for his service on the Board in accordance with the Company’s standard compensatory arrangements for non-employee directors who are employed by Loews Corporation, including a quarterly award of 1,000 stock appreciation rights in accordance with the terms of the Company’s stock option plan, beginning in April 2014, and as otherwise described under the caption “Director Compensation” in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders, which description is incorporated herein by reference except as modified above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND OFFSHORE DRILLING, INC.

By:	/s/ William C. Long
William C. Long
Senior Vice President, General Counsel and Secretary

Dated: April 1, 2014

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